Filed pursuant to Rule 424(b)(5)

Registration No. 333-256632

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 14, 2021)

Up to $100,000,000

Common Stock

Torchlight Energy Resources, Inc.

We have entered into a sales agreement, or the Sales Agreement, with Roth Capital Partners, LLC, or the Sales Agent, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock from time to time up to an aggregate offering price of $100,000,000 through or to the Sales Agent, acting as sales agent or principal.

Upon our delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell the common stock by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a total commission for its services in acting as agent in the sale of common stock equal to 3.0% of the gross sales price per share of all shares sold through it as agent under the Sales Agreement. See “Plan of Distribution” for information relating to certain expenses of the Sales Agent to be reimbursed by us.

In connection with the sale of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is traded on the Nasdaq Capital Market under the symbol “TRCH.” The closing price of our common stock on June 14, 2021, as reported by the Nasdaq Capital Market, was $3.58 per share.

We are a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the documents incorporated by reference herein and future filings.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 9 of the accompanying prospectus, as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, the information under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, “Risk Factors” in our Definitive Proxy Statement on Schedule 14A (for the 2021 special meeting of stockholders), and under similar headings in the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners

Prospectus Supplement dated June 16, 2021.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” We have not authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the common stock offered hereby and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated June 14, 2021 (included in our Registration Statement on Form S-3 (File No. 333-256632)), which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, contained in the accompanying prospectus or incorporated herein or therein by reference. We have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, the common stock offered hereby only in jurisdictions where offers and sales are permitted. The information contained, or incorporated by reference, in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of our shares of common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” below.

We own or have rights to trademarks, trade names, or service marks that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement or the accompanying prospectus belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner.

All references in this prospectus supplement or the accompanying prospectus to “Torchlight,” the “Company,” “we,” “us,” or “our” mean Torchlight Energy Resources, Inc. and our consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records, and other data available from third parties. While we believe such third-party information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections, which speak only as of the date on which they are made. As a result, you are cautioned not to place undue reliance on these forward-looking statements.

In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include among other things:

●	factors relating to the proposed business combination transaction with Metamaterial, Inc., or Meta, in connection with the Arrangement Agreement entered into on December 14, 2020 (and as amended subsequently), including without limitation: (1) the ability of the parties to consummate the arrangement, (2) risks that the conditions to the closing of the arrangement are not satisfied, including the risk that required approvals for the arrangement from governmental authorities are not obtained; (3) litigation relating to the arrangement; (4) unexpected costs, charges or expenses resulting from the arrangement; (5) risks that the proposed arrangement disrupts the current plans and operations of Torchlight and Meta; (6) the ability to realize anticipated benefits from the arrangement; (7) competition from larger and more established companies in the combined company’s markets; (8) the combined company’s ability to successfully grow following the closing of the arrangement; and (9) potential adverse reactions or changes to business relationships resulting from the completion of the arrangement;

●	our future operating or financial results;

●	our financial condition and liquidity, including our ability to pay amounts that we owe, obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

●	our ability to continue as a going concern;

●	our development of successful operations;

●	the speculative nature of oil and gas exploration;

●	the volatile price of oil and natural gas;

●	the demand for oil and natural gas which demand could be materially affected by the economic impacts of COVID-19;

●	the risk of incurring liability or damages as we conduct business operations due to the inherent dangers involved in oil and gas operations;

●	our ability to rely on strategic relationships which are subject to change;

●	the competitive nature of the oil and gas market;

●	changes in governmental rules and regulations; and

●	other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the SEC, including the information under the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2020 and our Definitive Proxy Statement on Schedule 14A (for the 2021 special meeting of stockholders), which are incorporated by reference in this prospectus supplement.

These factors and the other risk factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, that they may not have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the risk factors contained in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, our Definitive Proxy Statement on Schedule 14A (for the 2021 special meeting of stockholders), and the financial statements and related notes thereto and other information incorporated by reference into this prospectus supplement and in the accompanying prospectus.

Overview

We are an energy company engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States. We are primarily focused on the acquisition of early-stage projects, the development and delineation of these projects, and then the monetization of those assets once these activities are completed.

Since 2010, our primary focus has been the development of interests in oil and gas projects we hold in the Permian Basin in West Texas. Presently, our primary interests include the Orogrande Project in Hudspeth County, Texas and the Hazel Project in the Midland Basin. In November 2020, we sold our interest in the project in Winkler County, Texas.

We employ a private equity model within a public platform, with the goal to (i) enter into a play at favorable valuations, (ii) “prove up” and delineate the play through committed capital and exhaustive geologic and engineering review, and (iii) monetize our position through an exit to public and private independents that can continue full-scale development.

In April 2018, we announced that we have commenced a process that could result in the monetization of the Hazel Project. Pursuant to our corporate strategy, in our opinion the development activity at the Hazel Project, coupled with nearby activities of other oil and gas operators, is indicative of this project having achieved a level of value that suggests monetization. We believe that the liquidity that would be provided from selling the Hazel Project could be redeployed into the Orogrande Project. In August 2020, our subsidiaries entered into an option agreement with a third party (which was amended in September 2020 and in April 2021), under which, in exchange for satisfying certain drilling obligations, the third party has the option to purchase the entire Hazel Project by a date no later than September 30, 2021. The option to purchase the Hazel Project may never be exercised.

We are also currently marketing the Orogrande Project for an outright sale or farm in partner. These efforts are continuing.

We operate our business through our wholly owned subsidiaries, including Torchlight Energy, Inc., a Nevada corporation, or TEI, Hudspeth Oil Corporation, a Texas corporation, or Hudspeth, and Torchlight Hazel, LLC, a Texas limited liability company. We are in the process of winding up our subsidiaries Warwink Properties, LLC and Torchlight Energy Operating, LLC. We currently have four full-time employees and we employ consultants for various roles as needed.

Our principal executive offices are located at 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093. The telephone number of our principal executive offices is (214) 432-8002.

Arrangement Agreement with Metamaterial

On December 14, 2020, we and our newly formed subsidiaries, Metamaterial Exchangeco Inc., or Canco, and 2798831 Ontario Inc., or Callco, both Ontario corporations, entered into an arrangement agreement, or the Arrangement Agreement, with Metamaterial Inc., an Ontario corporation headquartered in Nova Scotia, Canada, or Meta. Under the Arrangement Agreement, Canco is to acquire all of the outstanding common shares of Meta by way of a statutory plan of arrangement under the Business Corporations Act (Ontario), or the Arrangement, on and subject to the terms and conditions of the Arrangement Agreement. The Arrangement Agreement was amended on February 3, 2021, March 11, 2021, March 31, 2021, April 15, 2021 and May 2, 2021. All references to the Arrangement Agreement in this prospectus supplement refer to the Arrangement Agreement as amended.

The Arrangement Agreement provides that the Meta shareholders may elect to receive either shares of our common stock or shares of the capital stock of Canco, which are referred to as the Exchangeable Shares, in exchange for such holder’s Meta common shares, in each case based on an exchange ratio, or the Exchange Ratio, to be determined based on the number of Meta common shares and shares of our common stock outstanding immediately prior to the effective time of the Arrangement, or the Effective Time. After the Effective Time, each Exchangeable Share will be exchangeable by the holder for one share of the common stock of the combined company (subject to customary adjustments for stock splits or other reorganizations). In addition, we may require all outstanding Exchangeable Shares to be exchanged upon the occurrence of certain events and at any time following the seventh anniversary of the closing of the Arrangement. While outstanding, holders of Exchangeable Shares will be entitled to cast votes on matters for which holders of the common stock of the combined company are entitled to vote, and will be entitled to receive dividends economically equivalent to the dividends declared by the combined company with respect to its common stock. Eligibility to receive Exchangeable Shares will be subject to certain Canadian residency restrictions and tax statuses.

The Arrangement Agreement additionally makes provision for the conversion or amendment of other outstanding Meta securities, including options, deferred share units and warrants, such that they will be exercisable for shares of the common stock of the combined company, in each case with adjustments based on the Exchange Ratio.

Immediately following the Effective Time, based on the Exchange Ratio, the former shareholders of Meta are anticipated to own approximately 75% of the economic and voting interest of the combined company, with current Torchlight stockholders holding approximately 25% economic and voting interest. Following the Effective Time, the combined company’s board of directors will be comprised of seven directors, with five of such directors to be nominees of Meta, one to be jointly nominated by Meta and Torchlight and one director to be a nominee of Torchlight, subject to the reasonable approval of Meta. Additionally, the current management of Torchlight will resign and be replaced by George Palikaras as Chief Executive Officer and Kenneth Rice as Chief Financial Officer.

Pursuant to the Arrangement Agreement, we also submitted to our stockholders proposals to approve the issuance of common stock under the Arrangement Agreement, to amend our articles of incorporation to increase the amount of authorized common stock and preferred stock, and to amend and restate our articles of incorporation to effect a reverse split of our common stock, or the Reverse Split, to maintain compliance with the listing standards of Nasdaq. These proposals were approved by our stockholders at a special meeting held on June 11, 2021, as described below.

In connection with the Arrangement, on June 14, 2021, we also declared a dividend, on a one-for-one basis (subject to adjustment based on the Reverse Split), of shares of our newly designated Series A preferred stock, or the Series A Preferred Stock, to the record holders of our common stock as of the close of business on June 24, 2021, which is the record date for the dividend. Following the Effective Time, the holders of the Series A Preferred Stock may be entitled to certain dividends based on the net proceeds of the sale of any assets that are used or held for use in our oil and gas exploration business, or the O&G Assets, subject to certain holdbacks. Such asset sales must occur prior to the earlier of (i) December 31, 2021 or (ii) the date which is six months from the closing of the Arrangement, or the Sale Expiration Date. Following the Sale Expiration Date, subject to certain conditions, the combined company will effect a spin-off of any remaining O&G Assets with the Series A Preferred Stock holders to receive their pro rata equity interest in the spin-off entity.

The Arrangement has been approved by the board of directors and shareholders of Meta, and our board of directors and stockholders.

The consummation of the Arrangement is subject to certain closing conditions, including without limitation the requirement that (i) prior to the effective time of the Arrangement, we raise gross proceeds of at least $10 million through the issuance of common stock or securities convertible into or exercisable for common stock, less the aggregate principal amount and accrued interest on certain loans that we have made to Meta, or the Pre-Closing Financing, which condition has been met, (ii) all of our debt is converted into shares of our common stock or repaid in full, which condition has been met, and (iii) the shares issuable in connection with the arrangement have been approved for listing on Nasdaq. Other closing conditions include without limitation the receipt of all required approvals from our stockholders and Meta’s shareholders and from the Ontario Superior Court of Justice (Commercial List), or the Court, and all other required regulatory approvals, as well as other customary closing conditions, including the absence of a material adverse effect with respect to either us or Meta. As of the date of this prospectus supplement, all of our notes payable have been retired, the Court has approved the Arrangement, and our stockholders and Meta’s shareholders have both provided all required approvals.

The Arrangement is expected to close in the first half of 2021 and is to be implemented by way of an arrangement under the Business Corporations Act (Ontario). The Arrangement Agreement provides for customary representations, warranties and covenants, including covenants of each party to (i) subject to certain exceptions, carry on its business in the ordinary course of business consistent with past practice during the period between the execution of the Arrangement Agreement and the Effective Time and (ii) not solicit any alternate transactions or, subject to certain exceptions, to engage in any discussions or negotiations with respect thereto. Subject to certain terms and conditions, the Arrangement Agreement may be terminated by either party after June 18, 2021, and if the Arrangement Agreement is terminated prior to that date by either party as a result of obtaining a superior proposal from a third party, such terminating party is required to pay a termination fee of $2 million.

Under the Arrangement Agreement, we loaned Meta $500,000 on December 16, 2020, in exchange for an unsecured convertible promissory note in substantially the same form as the 8% unsecured convertible promissory note that evidences our loan to Meta of $500,000 on September 20, 2020. On February 18, 2021, we loaned Meta $10,000,000, evidenced by an unsecured convertible promissory note issued by Meta, substantially in the same form as the previous bridge notes issued by Meta to us, to satisfy our requirement to provide additional bridge financing to Meta pursuant to the Arrangement Agreement. These three bridge loans, including the aggregate principal and unpaid interest, will be included in, and credited against, the funds we are obligated to raise in the Pre-Closing Financing. Upon the closing of the Arrangement, all of the bridge notes will be deemed cancelled and paid in full.

On May 7, 2021, we filed a definitive proxy statement for the special meeting of the stockholders in connection with the Arrangement. The record date for stockholders entitled to vote was May 5, 2021, and the meeting was held virtually on June 11, 2021. At the meeting, our stockholders approved all proposals.

Upon the closing of the Arrangement, if it occurs, we will be operating our current business as well as that of Meta’s. However, our current oil and gas business, and the assets associated with it, are planned to be operated to maximize the value from the eventual sale of such assets, which will be exclusively for the benefit of the holders of the Series A Preferred Stock, as described in more detail in this prospectus supplement.

Description of Meta’s Business

Set forth below is a summary description of Meta’s business, which will be the primary business of the combined company after the closing of the Arrangement. The closing of the Arrangement is subject to the satisfaction of various conditions, and we cannot assure you that the Arrangement will be consummated on the anticipated timeframe or at all. As a result, the following summary is provided solely for informational purposes, and you are cautioned not to place undue reliance on this information. See “Cautionary Statement Regarding Forward-Looking Statement” beginning on page S-2 of this prospectus supplement.

Meta was originally incorporated on August 15, 2011 as Lamda Guard Canada Inc. Meta amended its articles of incorporation on March 27, 2013 and continued operations under the name Metamaterial Technologies Inc. through March 5, 2020. On March 28, 2013, Meta federally incorporated Lamda Guard Inc., Lamda Lux Inc., and Lamda Solar Inc., as wholly-owned subsidiaries of Meta. These subsidiaries have minimal operational activity. On March 5, 2020, Metamaterial Inc. (formerly known as Continental Precious Minerals Inc., “CPM”) and Metamaterial Technologies Inc. (“MTI”) completed a business combination by way of a three-cornered amalgamation pursuant to which MTI amalgamated with Continental Precious Minerals Subco Inc. (“CPM Subco”), a wholly-owned subsidiary of CPM to become Metacontinental Inc. (the “RTO”). The RTO was completed pursuant to the terms and conditions of an amalgamation agreement dated August 16, 2019 between CPM, MTI and CPM Subco, as amended March 4, 2020. Following completion of the RTO, Metacontinental Inc. is carrying on the business of the former MTI, as a wholly-owned subsidiary of CPM. In connection with the RTO, CPM changed its name effective March 2, 2020 from Continental Precious Minerals Inc. to Metamaterial Inc. The common shares of CPM were delisted from the TSX Venture Exchange on March 4, 2020 and were posted for trading on the Canadian Securities Exchange on March 9, 2020 under the symbol “MMAT.” Meta specializes in designing and producing nanocomposite transparent materials with properties not found in nature that can manipulate light, either by enhancing, absorbing or blocking it.

Meta has generated a portfolio of intellectual property and is now moving toward commercializing products at a performance and price point combination that has the potential to be disruptive in multiple market verticals. Meta’s platform technology includes holography, lithography and medical wireless sensing. The underlying approach that powers all of Meta’s platform technologies comprises advanced materials, metamaterials and functional surfaces. These materials include structures that are patterned in ways that manipulate light, heat and electromagnetic waves in unusual ways. Meta’s advanced structural design technologies and scalable manufacturing methods provide a path to broad commercial opportunities in aerospace, medical, automotive, energy and other industries.

Controlling light, electricity and heat have played key roles in technological advancements throughout history. Advances in electrical and electromagnetic technologies, wireless communications, lasers, and computers have all been made possible by challenging our understanding of how light and other types of energy naturally behave, and how it is possible to manipulate them.

Over the past 20 years, techniques for producing nanostructures have matured, resulting in a wide range of groundbreaking solutions that can control light and heat at very small scales. Some of the areas of advancement that have contributed to these techniques are photonic crystals, nanolithography, plasmonic phenomena and nanoparticle manipulation. From these advances, a new branch of material science has emerged — metamaterials. Metamaterials are composite structures, consisting of conventional materials such as metals and plastics, that are engineered by Meta scientists to exhibit new or enhanced properties relating to reflection, refraction, diffraction, filtering, conductance and other properties that have the potential for multiple commercial applications.

A metamaterial typically consists of a multitude of structured unit nano-cells that are comprised of multiple individual elements. These are referred to as meta-atoms. The individual elements are usually arranged in periodic patterns that, together, can manipulate light, heat or electromagnetic waves. Development strategies for metamaterials and functional surfaces focus on structures that produce unusual and exotic electromagnetic properties by manipulating light in ways that have never been naturally possible. They gain their properties not as much from their composition as from their exactingly designed structures. The precise shape, geometry, size, orientation, and arrangement of these nanostructures affect the electromagnetic waves of light to create material properties that are not easily achievable with conventional materials.

Meta’s platform technology (holography, lithography and medical wireless sensing) is being used to develop potentially transformative and innovative products for: aerospace and defense, automotive, energy, healthcare, consumer electronics, and data transmission. Meta has many product concepts currently in different stages of development with multiple customers in diverse market verticals. Meta’s business model is to co-develop innovative products or applications with industry leaders that add value. This approach enables Meta to understand market dynamics and ensure the relevance and need for Meta’s products.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Common stock to be outstanding after this offering	Up to 173,246,628 shares, assuming sales at a price of $3.58 per share, which was the closing price of our common stock on the Nasdaq Capital Market on June 14, 2021. The actual number of shares issued, if any, will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to the Sales Agent, as Sales Agent or principal. See the section titled “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds for general corporate purposes. If the Arrangement closes, a portion of the proceeds may be allocated to our oil and gas business. See the section titled “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market symbol	“TRCH”

Unless we indicate otherwise, all information in this prospectus supplement is based on 145,302,181 shares of common stock issued and outstanding as of June 11, 2021 and excludes as of that date:

●	5,087,897 shares of our common stock issuable upon the exercise of outstanding stock options under our 2015 Stock Option Plan (the “2015 Plan”) at a weighted-average exercise price of $0.95 per share;

●	3,331,737 shares of our common stock issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $0.88 per share;

●	4,010,705 shares of our common stock reserved for future issuance under the 2015 Plan; and

●	262,001 unvested shares of common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement, and accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, our Definitive Proxy Statement on Schedule 14A (for the 2021 special meeting of stockholders), as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our common stock. The risks and uncertainties described below and the risks and uncertainties incorporated by reference into this prospectus supplement and accompanying prospectus are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

Risks Related to this Offering

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent, if any, after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We will have broad discretion in the use of the proceeds from this offering and may apply the proceeds in ways with which you do not agree and in ways that may not yield a return.

We currently intend to use the net proceeds for general corporate purposes. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment in us. The failure of our management to apply these funds effectively could harm our business. You will not have the opportunity, as part of your investment decision, to assess whether our proceeds are being used appropriately. Pending application of our proceeds, they may be placed in investments that do not produce income or that lose value.

If the Arrangement with Meta closes, the proceeds from this offering will be used primarily in the business operations of Meta, and not in our oil and gas operations

As disclosed above under “Prospectus Supplement Summary” section of this prospectus supplement, we have entered into an Arrangement Agreement with Meta which we expect to close by the end of June, 2021. If the Arrangement with Meta closes, the proceeds from this offering will be used primarily in the business operations of Meta, and not in our oil and gas operations, although we may use a portion of the proceeds to maximize the value of the assets relating to our oil and gas operations. Further, we have declared a Series A Preferred Stock dividend which will be issuable to Torchlight stockholders of record as of the close of business on June 24, 2021. The anticipated and intended impact of the Series A Preferred Stock is to maintain the interest of our stockholders as of the record date in any assets that are used or held for use in our oil and gas exploration business after the consummation of the Arrangement with Meta. Accordingly, the only value stockholders may receive from proceeds we might use towards our oil and gas operations would be in the form of future distributions, if any, to Series A Preferred stockholders (assuming such common stockholders also hold in interest in the Series A Preferred Stock) upon the sale of the oil and gas assets, net of any future investments by us in our oil and gas operations after the closing of the Arrangement with Meta.

USE OF PROCEEDS

We currently intend to use the net proceeds for general corporate purposes. If the Arrangement closes, a portion of the proceeds may be allocated to our oil and gas business. We cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of the shares of common stock. Accordingly, our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not contemplated at the time of the offering. Pending the application of the net proceeds, we may invest the proceeds in investment grade, interest bearing securities or money market funds.

DILUTION

If you invest in our common stock issued pursuant to this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of March 31, 2021 was approximately $55.3 million, or $0.38 per share, based on 145,313,667 shares of our common stock issued and outstanding.

After giving effect to the sale of our common stock during the term of the Sales Agreement with the Sales Agent in the aggregate amount of $100,000,000 at an assumed offering price of $3.58 per share, the closing price of our common stock on the Nasdaq Capital Market on June 14, 2021, and after deducting commissions and estimated aggregate offering expenses payable by us, on an as adjusted pro forma basis assuming 173,246,628 outstanding shares of common stock, our adjusted net tangible book value as of March 31, 2021 would have been approximately $152.1 million, or approximately $0.88 per share of our common stock. This represents an immediate increase in the net tangible book value of approximately $0.50 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $2.70 per share to new investors.

The following table illustrates this per share dilution based on shares outstanding as of March 31, 2021:

Assumed public offering price per share		$3.58
Net tangible book value per share as of March 31, 2021	$0.38
Increase in pro forma net tangible book value per share attributable to this offering	$0.50
Pro forma net tangible book value per share, after giving effect to this offering		$0.88
Dilution to pro forma net tangible book value per share to investors participating in this offering		$2.70

The above discussion and table are based on 145,313,667 shares of our common stock issued and outstanding as of March 31, 2021 (including 262,001 unvested shares of common stock), and excludes as of that date:

●	5,087,897 shares of our common stock issuable upon the exercise of outstanding stock options under our 2015 Stock Option Plan, or the 2015 Plan, at a weighted-average exercise price of $0.95 per share;

●	3,582,427 shares of our common stock issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $0.87 per share; and

●	4,010,705 shares of our common stock reserved for future issuance under the 2015 Plan;

Subsequent to March 31, 2021, our issued and outstanding common stock increased to 145,564,182 (including 262,001 unvested shares of common stock), and is expected to increase further in connection with the anticipated exercise of certain stock options and warrants that are “in the money” as of the date of this prospectus supplement. To the extent that outstanding options or warrants are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with the Sales Agent under which we may issue and sell from time to time up to $100,000,000 of our common stock through the Sales Agent as agent or principal. We filed the Sales Agreement as an exhibit to a Current Report on Form 8-K filed with the SEC on June 16, 2021. Sales of our common stock, if any, will be made at market prices by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

Upon delivery of a placement notice, the Sales Agent receiving the notice may offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of common stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct a Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of the common stock being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and subject to other conditions. Additionally, the Sales Agreement provides that it will be suspended upon the closing of the Arrangement Agreement with Meta, until such time as certain representations and warranties and other terms and conditions of the Sales Agreement are modified in connection with the closing.

We will pay the Sales Agent commissions, in cash, for its services in acting as agent in the sale of our common stock. The aggregate compensation payable to the Sales Agent shall be equal to 3% of the gross sales price per share of all shares sold through the Sales Agent under the Sales Agreement. Pursuant to the terms of the Sales Agreement, we agreed to reimburse the Sales Agent for its reasonable out-of-pocket expenses, including fees and disbursements of its legal counsel, incurred in connection with the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000 in the aggregate. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Sales Agent under the Sales Agreement, will be approximately $90,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using its commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sales of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to it will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate automatically upon the sale of all shares of our common stock subject to the Sales Agreement or as otherwise permitted therein. We or the Sales Agent may terminate the Sales Agreement at any time upon five days’ prior written notice.

Any portion of the $100,000,000 included in this prospectus supplement not previously sold or included in an active placement notice pursuant to the Sales Agreement, may be later made available for sale in other offerings pursuant to the accompanying prospectus, and if no shares have been sold under the Sales Agreement, the full $100,000,000 of securities may be later made available for sale in other offerings pursuant to the accompanying prospectus.

Our common stock is traded on the Nasdaq Capital Market under the trading symbol “TRCH.” The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Sales Agent, who may distribute this prospectus supplement and the accompanying prospectus electronically.

DESCRIPTION OF CAPITAL STOCK

The following is a description of certain provisions relating to our capital stock. For additional information regarding our stock, please refer to our Articles of Incorporation (as amended) (“Articles) and our Amended and Restated Bylaws (“Bylaws”), all of which have previously been filed with the SEC.

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.001 per share, and 200,000,000 shares of preferred stock, par value $0.001 per share. As of June 11, 2021, there were approximately 145,564,182 shares of common stock outstanding (including 262,001 shares of unvested restricted stock), and no shares of preferred stock outstanding. We have, however, designated 199,500,000 shares of Series A Non-Voting Preferred Stock and one share of Series B Special Voting Preferred Stock, each as described below. Additionally, we currently have warrants and stock options outstanding that are exercisable into a total of approximately 8.4 million shares of common stock.

Common Stock

The rights of all holders of the common stock are identical in all respects.  Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders.  The holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. The current policy of the board of directors, however, is to retain earnings, if any, for reinvestment.

Upon liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all aspects of the Company that are legally available for distribution, after payment of or provision for all debts and liabilities and after payment to the holders of preferred stock, if any.  The holders of the common stock do not have preemptive subscription, redemption or conversion rights under our Articles of Incorporation. Cumulative voting in the election of Directors is not permitted. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Our common stock is listed on the NASDAQ Capital Market under the symbol “TRCH.”

Preferred Stock

Our board of directors can, without approval of our stockholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences, and limitations of each series. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a more specific description will be filed with the SEC, and the designations and rights of such preferred stock will be described in a prospectus supplement, including the following terms:

●	the series, the number of shares offered, and the liquidation value of the preferred stock;

●	the price at which the preferred stock will be issued;

●	the dividend rate, the dates on which the dividends will be payable, and other terms relating to the payment of dividends on the preferred stock;

●	the liquidation preference of the preferred stock;

●	the voting rights of the preferred stock;

●	whether the preferred stock is redeemable, or subject to a sinking fund, and the terms of any such redemption or sinking fund;

●	whether the preferred stock is convertible, or exchangeable for any other securities, and the terms of any such conversion or exchange; and

●	any additional rights, preferences, qualifications, limitations, and restrictions of the preferred stock.

The description of the terms of the preferred stock that will be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement, of which this prospectus forms a part, will incorporate by reference the certificate of designation as an exhibit.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger, or otherwise and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may:

●	rank prior to our common stock as to dividend rights, liquidation preference, or both;

●	have full or limited voting rights; and

●	be convertible into shares of common stock.

As a result, the issuance of shares of preferred stock may:

●	discourage bids for our common stock; or

●	otherwise adversely affect the market price of our common stock or any then existing preferred stock.

Any preferred stock will, when issued, be fully paid and non-assessable.

Series A Preferred Stock

In connection with the Arrangement Agreement with Meta, on June 11, 2021, our board of directors formally declared a dividend, or the Preferred Dividend, on a one-for-one basis, of shares of our Series A Preferred Stock to the holders of common stock as of the close of business on June 24, 2021 (subject to adjustment for any reverse split of our common stock after the record date but before the dividend is paid). On June 14, 2021, we filed the Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Preferred Stock, as modified by a Certificate of Correction filed on June 15, 2021, or the Series A Certificate of Designation, with the Secretary of State of the State of Nevada, and designated 199,500,000 shares of preferred stock as Series A Preferred Stock. Pursuant to the Series A Certificate of Designation, following the Effective Time, the holders of Series A Preferred Stock may become entitled to certain dividends based on the net proceeds from the sale of any O&G Assets, subject to certain holdbacks. Such asset sales must occur prior to the Sale Expiration Date. Following the Sale Expiration Date, subject to certain conditions, the combined company will effect a spin-off of any remaining O&G Assets to the holders of Series A Preferred Stock. A more detailed description of the preferences, rights and limitations of the Series A Preferred Stock is set forth in the Definitive Proxy Statement we filed with the SEC on May 7, 2021. The foregoing description of the Series A Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on June 16, 2021.

Series B Preferred Stock

On June 14, 2021, we also filed the Certificate of Designation of Preferences, Rights and Limitations, or the Series B Certificate of Designation, of Series B Preferred Special Voting Preferred Stock, or the Special Voting Share, with the Secretary of State of the State of Nevada, and designated one share of preferred stock as the Special Voting Share. In connection with the Arrangement, Meta shareholders may elect to receive either shares of common stock or Exchangeable Shares in exchange for such holder’s Meta common shares. Immediately prior to the Effective Time, the Special Voting Share will be issued to a trustee and, while it is outstanding, will enable holders of Exchangeable Shares to cast votes on matters for which holders of the stockholders of the combined company are entitled to vote, and to receive dividends that are economically equivalent to any dividends declared with respect to the common stock of the combined company. A more detailed description of the preferences, rights and limitations of the Special Voting Share is set forth in the Definitive Proxy Statement we filed with the SEC on May 7, 2021. The foregoing description of the Series B Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 3.3 to the Current Report on Form 8-K filed with the SEC on June 16, 2021.

Anti-Takeover Provisions

Our Bylaws and Nevada law include certain provisions which may have the effect of delaying or deterring a change in control or in our management or encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include authorized blank check preferred stock, restrictions on business combinations, and the availability of authorized but unissued common stock.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

LEGAL MATTERS

Ballard Spahr LLP will pass upon the validity of the issuance of the common stock offered by this prospectus supplement as our counsel. The Sales Agent is being represented in connection with this offering by K&L Gates LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from Torchlight Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Briggs & Veselka Co., our independent registered public accounting firm, as stated in its report included in such consolidated financial statements, and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing. The financial statements of Metamaterial, Inc. incorporated in this prospectus supplement by reference to our Definitive Proxy Statement for the 2021 special meeting of stockholders on Schedule 14A, filed on May 7, 2021 have been so incorporated in reliance on the reports of KPMG LLP and Ernst & Young LLP, independent auditors, given on the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement and the accompanying prospectus form a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can access the electronic versions of these filings on the SEC’s website found at www.sec.gov.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” below.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021;

●	our Definitive Proxy Statement on Schedule 14A (for the 2021 special meeting of stockholders), filed with the SEC on May 7, 2021;

●	our Current Reports on Form 8-K, filed with the SEC on January 6, 2021, January 13, 2021, January 14, 2021, January 22, 2021, January 25, 2021, January 28, 2021, January 29, 2021, February 1, 2021, February 4, 2021, February 8, 2021, February 10, 2021, February 16, 2021, February 22, 2021, March 11, 2021, March 15, 2021, April 1, 2021, April 15, 2021, May 4, 2021, May 7, 2021, May 25, 2021, June 11, 2021 and June 16, 2021; and

●	the description of our common stock, par value $0.001 per share, contained in our registration statement on Form 8-A (Registration Statement No. 001-36247) filed with the SEC on December 13, 2013, including any amendment or report filed for the purpose of updating such description.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.

Any statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We will provide to each person, including any beneficial holder, to whom a prospectus supplement is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. You should direct any requests for documents to:

Torchlight Energy Resources, Inc.

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

Attention: John A. Brda, President

Telephone: (214) 432-8002

Prospectus

Torchlight Energy Resources, Inc.

$250,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS
RIGHTS

We may offer and sell the following securities from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering, with an aggregate offering price not to exceed $250,000,000:

●	shares of common stock;

●	shares of preferred stock;

●	warrants;

●	units consisting of combinations of any of the foregoing; and/or

●	rights to purchase any of the foregoing.

This prospectus provides you with a general description of these securities. Each time we will offer and sell them, we will provide their specific terms in a supplement to this prospectus. Such prospectus supplement may add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as all documents incorporated by reference in this prospectus and any accompanying prospectus supplement, carefully before you invest in our securities. This prospectus may not be used to offer and sell securities, unless accompanied by a prospectus supplement.

We may offer the securities directly, through agents designated from time to time, to or through underwriters or dealers, or through a combination of these methods. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. For more information on this topic, please see “Plan of Distribution.”

Our common stock is listed on the NASDAQ Capital Market under the symbol “TRCH.”

Investing in any of our securities involves risk. Please see the “Risk Factors” section below for a discussion of certain risks that you should consider in connection with an investment in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 14, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using what is commonly referred to as a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained, or incorporated by reference, in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, and any other document incorporated by reference is accurate only as of the date on the front cover of the respective document. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Under no circumstances should the delivery of this prospectus to you create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

Unless otherwise indicated, or unless the context otherwise requires, all references in this prospectus to “Torchlight,” “we,” “us,” and “our” mean Torchlight Energy Resources, Inc. and our consolidated subsidiaries. In this prospectus, we sometimes refer to the shares of common stock, shares of preferred stock, warrants, units and rights consisting of combinations of any of the foregoing collectively as the “securities.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can access the electronic versions of these filings on the SEC’s website found at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract, agreement or other document, the reference is only a summary and you should refer to the exhibits that are filed with, or incorporated by reference into, the registration statement for a copy of the contract, agreement or other document. You may review a copy of the registration statement on the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021;

●	our Definitive Proxy Statement on Schedule 14A (for the 2021 special meeting of stockholders), filed with the SEC on May 7, 2021;

●	our Current Reports on Form 8-K, filed with the SEC on January 6, 2021, January 13, 2021, January 14, 2021, January 22, 2021, January 25, 2021, January 28, 2021, January 29, 2021, February 1, 2021, February 4, 2021, February 8, 2021, February 10, 2021, February 16, 2021, February 22, 2021, March 11, 2021, March 15, 2021, April 1, 2021, April 15, 2021, May 4, 2021, May 7, 2021 and May 25, 2021; and

●	the description of our common stock, par value $0.001 per share, contained in our registration statement on Form 8-A (Registration Statement No. 001-36247) filed with the SEC on December 13, 2013, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, on any Current Report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be incorporated, by reference in this prospectus modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

John A. Brda, President
Torchlight Energy Resources, Inc.
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093
Telephone: (214) 432-8002
Email: john@torchlightenergy.com

You also may access these filings on our website at www.torchlightenergy.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus or any supplement to this prospectus, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus and the documents incorporated by reference herein and therein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records, and other data available from third parties. While we believe such third-party information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections, which speak only as of the date on which they are made. As a result, you are cautioned not to place undue reliance on these forward-looking statements.

In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include among other things:

●	factors relating to the proposed business combination transaction with Metamaterial, Inc. (“Meta”) in connection with the Arrangement Agreement entered into on December 14, 2020 (and as amended subsequently), including without limitation: (1) the ability of the parties to consummate the arrangement, (2) risks that the conditions to the closing of the arrangement are not satisfied, including the risk that required approvals for the arrangement from governmental authorities or the stockholders of Torchlight are not obtained; (3) litigation relating to the arrangement; (4) unexpected costs, charges or expenses resulting from the arrangement; (5) risks that the proposed arrangement disrupts the current plans and operations of Torchlight and Meta; (6) the ability to realize anticipated benefits from the arrangement; (7) competition from larger and more established companies in the combined company’s markets; (8) the combined company’s ability to successfully grow following the closing of the arrangement; and (9) potential adverse reactions or changes to business relationships resulting from the completion of the arrangement;

●	our future operating or financial results;

●	our financial condition and liquidity, including our ability to pay amounts that we owe, obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

●	our ability to continue as a going concern;

●	our development of successful operations;

●	the speculative nature of oil and gas exploration;

●	the volatile price of oil and natural gas;

●	the demand for oil and natural gas which demand could be materially affected by the economic impacts of COVID-19;

●	the risk of incurring liability or damages as we conduct business operations due to the inherent dangers involved in oil and gas operations;

●	our ability to rely on strategic relationships which are subject to change;

●	the competitive nature of the oil and gas market;

●	changes in governmental rules and regulations; and

●	other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the SEC, including the information under the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2020 and our Definitive Proxy Statement on Schedule 14A (for the 2021 special meeting of stockholders), which are incorporated by reference in this prospectus.

These factors and the other risk factors described in this prospectus and the documents incorporated by reference herein and therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, that they may not have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

THE COMPANY

Overview

We are an energy company engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States. We are primarily focused on the acquisition of early-stage projects, the development and delineation of these projects, and then the monetization of those assets once these activities are completed.

Since 2010, our primary focus has been the development of interests in oil and gas projects we hold in the Permian Basin in West Texas. Presently, our primary interests include the Orogrande Project in Hudspeth County, Texas and the Hazel Project in the Midland Basin. In November 2020, we sold our interest in the project in Winkler County, Texas.

We employ a private equity model within a public platform, with the goal to (i) enter into a play at favorable valuations, (ii) “prove up” and delineate the play through committed capital and exhaustive geologic and engineering review, and (iii) monetize our position through an exit to public and private independents that can continue full-scale development.

In April 2018, we announced that we have commenced a process that could result in the monetization of the Hazel Project. Pursuant to our corporate strategy, in our opinion the development activity at the Hazel Project, coupled with nearby activities of other oil and gas operators, is indicative of this project having achieved a level of value that suggests monetization. We believe that the liquidity that would be provided from selling the Hazel Project could be redeployed into the Orogrande Project. In August 2020, our subsidiaries entered into an option agreement with a third party (which was amended in September 2020 and in April 2021), under which, in exchange for satisfying certain drilling obligations, the third party has the option to purchase the entire Hazel Project by a date no later than September 30, 2021. The option to purchase the Hazel Project may never be exercised.

We are also currently marketing the Orogrande Project for an outright sale or farm in partner. These efforts are continuing.

We operate our business through our wholly owned subsidiaries, including Torchlight Energy, Inc., a Nevada corporation, (“TEI”), Hudspeth Oil Corporation, a Texas corporation, (“Hudspeth”), and Torchlight Hazel, LLC, a Texas limited liability company. We are in the process of winding up our subsidiaries Warwink Properties, LLC and Torchlight Energy Operating, LLC. We currently have four full-time employees and we employ consultants for various roles as needed.

Our principal executive offices are located at 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093. The telephone number of our principal executive offices is (214) 432-8002.

Arrangement Agreement with Metamaterial

On December 14, 2020, we and our newly formed subsidiaries, Metamaterial Exchangeco Inc. (“Canco”) and 2798831 Ontario Inc. (“Callco”), both Ontario corporations, entered into an arrangement agreement (the “Arrangement Agreement”) with Metamaterial Inc., an Ontario corporation headquartered in Nova Scotia, Canada (“Meta”). Under the Arrangement Agreement, Canco is to acquire all of the outstanding common shares of Meta by way of a statutory plan of arrangement under the Business Corporations Act (Ontario), or the Arrangement, on and subject to the terms and conditions of the Arrangement Agreement. The Arrangement Agreement was amended on February 3, 2021, March 11, 2021, March 31, 2021, April 15, 2021 and May 2, 2021.

The Arrangement Agreement provides that the Meta shareholders may elect to receive either shares of our common stock or shares of the capital stock of Canco, which are referred to as the Exchangeable Shares, in exchange for such holder’s Meta common shares, in each case based on an exchange ratio (the “Exchange Ratio”) to be determined based on the number of Meta common shares and shares of our common stock outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”). After the Effective Time, each Exchangeable Share will be exchangeable by the holder for one share of the common stock of the combined company (subject to customary adjustments for stock splits or other reorganizations). In addition, we may require all outstanding Exchangeable Shares to be exchanged upon the occurrence of certain events and at any time following the seventh anniversary of the closing of the Arrangement. While outstanding, holders of Exchangeable Shares will be entitled to cast votes on matters for which holders of the common stock of the combined company are entitled to vote, and will be entitled to receive dividends economically equivalent to the dividends declared by the combined company with respect to its common stock. Eligibility to receive Exchangeable Shares will be subject to certain Canadian residency restrictions and tax statuses.

The Arrangement Agreement additionally makes provision for the conversion or amendment of other outstanding Meta securities, including options, deferred share units and warrants, such that they will be exercisable for shares of the common stock of the combined company, in each case with adjustments based on the Exchange Ratio.

Immediately following the Effective Time, based on the Exchange Ratio, the former shareholders of Meta are anticipated to own approximately 75% of the economic and voting interest of the combined company, with current Torchlight stockholders holding approximately 25% economic and voting interest. Following the Effective Time, the combined company’s board of directors will be comprised of seven directors, with five of such directors to be nominees of Meta, one to be jointly nominated by Meta and Torchlight and one director to be a nominee of Torchlight, subject to the reasonable approval of Meta. Additionally, the current management of Torchlight will resign and be replaced by George Palikaras as Chief Executive Officer and Kenneth Rice as Chief Financial Officer.

The Arrangement Agreement also provides that Torchlight is to submit to its stockholders a proposal to approve the issuance of stock under the Arrangement Agreement and amend Torchlight’s articles of incorporation to effect a reverse split (the “Reverse Split”), to maintain compliance with the listing standards of Nasdaq.

Following the Reverse Split, and prior to the Effective Time, Torchlight will declare and issue a dividend, on a pro rata basis, of shares of Series A preferred stock (the “Series A Preferred Stock”), to the holders of its common stock. Following the Effective Time, the holders of the Series A Preferred Stock will be entitled to a dividend based on the net proceeds of the sale of any assets that are used or held for use in our oil and gas exploration business (the “O&G Assets”), subject to certain holdbacks. Such asset sales must occur prior to the earlier of (i) December 31, 2021 or (ii) the date which is six months from the closing of the Arrangement (the “Sale Expiration Date”). Following the Sale Expiration Date, subject to certain conditions, the combined company will effect a spin-off of any remaining O&G Assets with the Series A Preferred Stock holders to receive their pro rata equity interest in the spin-off entity.

The transaction has been unanimously approved by the board of directors of Meta, and shareholders representing 48.06% of Meta’s common shares have entered into voting and support agreements in connection with the Arrangement. The transaction has also been unanimously approved by our board of directors, and stockholders representing 19.74% of our common stock have entered into voting and support agreements in connection with the Arrangement.

The consummation of the Arrangement is subject to certain closing conditions, including without limitation the requirement that (i) prior to the effective time of the Arrangement, we raise gross proceeds of at least $10 million through the issuance of common stock or securities convertible into or exercisable for common stock, less the aggregate principal amount and accrued interest on certain loans that we have made to Meta (the “Pre-Closing Financing”) which condition has been met (ii) all of our debt is converted into shares of our common stock or repaid in full, with certain exceptions available and (iii) the shares issuable in connection with the arrangement have been approved for listing on Nasdaq. Other closing conditions include without limitation the receipt of all required approvals from our stockholders and Meta’s shareholders and from the Ontario Superior Court of Justice (Commercial List) (the “Court”) and all other required regulatory approvals, as well as other customary closing conditions, including the absence of a material adverse effect with respect to either us or Meta. As of the date of this prospectus all of our notes payable have been retired.

The Arrangement is expected to close in the first half of 2021 and is to be implemented by way of an arrangement under the Business Corporations Act (Ontario). The Arrangement Agreement provides for customary representations, warranties and covenants, including covenants of each party to (i) subject to certain exceptions, carry on its business in the ordinary course of business consistent with past practice during the period between the execution of the Arrangement Agreement and the Effective Time and (ii) not solicit any alternate transactions or, subject to certain exceptions, to engage in any discussions or negotiations with respect thereto. Subject to certain terms and conditions, the Arrangement Agreement may be terminated by either party after June 18, 2021, and if the Arrangement Agreement is terminated prior to that date by either party as a result of obtaining a superior proposal from a third party, such terminating party is required to pay a termination fee of $2 million.

Under the Arrangement Agreement, we loaned Meta $500,000 on December 16, 2020, in exchange for an unsecured convertible promissory note in substantially the same form as the 8% unsecured convertible promissory note that evidences our loan to Meta of $500,000 on September 20, 2020. On February 18, 2021, Torchlight loaned to Meta $10,000,000, evidenced by an unsecured convertible promissory note issued by Meta (the “Promissory Note”), substantially in the same form as the previous bridge notes issued by Meta to us, to satisfy Torchlight’s requirement to provide additional bridge financing to Meta pursuant to the Arrangement Agreement. These three bridge loans, including the aggregate principal and unpaid interest, will be included in, and credited against, the funds we are obligated to raise in the Pre-Closing Financing. Upon the closing of the Arrangement, all of the bridge notes will be deemed cancelled and paid in full.

On May 7, 2021, we filed a definitive proxy statement for the special meeting of the stockholders in connection with the business combination transaction with Meta. The record date of stockholders entitled to vote is May 5, 2021 and the meeting date is June 11, 2021 (the meeting will be virtual).

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties:

●	under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Definitive Proxy Statement on Schedule 14A (for the 2021 special meeting of stockholders), which are incorporated by reference in this prospectus; and

●	in any other place in this prospectus, any applicable prospectus supplement as well as in any document that is incorporated by reference in this prospectus.

See the section entitled “Where You Can Find Additional Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of the common stock to decline, perhaps significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:

●	additions to our working capital;

●	capital expenditures;

●	reduction of accounts payable or other corporate obligations; and

●	potential future acquisitions or strategic transactions.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement. We may invest funds not required immediately for these purposes in marketable securities and short-term investments. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of any offering.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and applicable prospectus supplements in one or more of the following ways from time to time:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers, including institutional investors and our affiliates;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

Any such underwriter, dealer, or agent may be deemed to be an underwriter within the meaning of the Securities Act.

The applicable prospectus supplement relating to the securities will set forth:

●	the offering terms, including the name or names of any underwriters, dealers, or agents;

●	the purchase price of the securities and the estimated net proceeds to us from such sales;

●	any underwriting discounts, commissions, and other items constituting compensation to underwriters, dealers, or agents;

●	any initial public offering price, if applicable;

●	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

●	any delayed delivery arrangements; and

●	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise stated in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain customary closing conditions and the underwriters or dealers will be obligated to purchase all the securities if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us, or through agents designated by us, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter as that term is defined in the Securities Act.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers, or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers, and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each class or series of securities will be a new issue of securities with no established trading market, other than the common stock, which is listed on NASDAQ. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered in accordance with Regulation M under the Exchange Act. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on NASDAQ, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

The prospectus supplement or pricing supplement, as applicable, will set forth the anticipated delivery date of the securities being sold at that time.

DESCRIPTION OF COMMON AND PREFERRED STOCK

The following is a description of certain provisions relating to our capital stock. For additional information regarding our stock, please refer to our Articles of Incorporation (as amended) and our Amended and Restated Bylaws (“Bylaws”), all of which have previously been filed with the SEC.

General

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of May 14, 2021, there were approximately 145,563,667 shares of common stock outstanding (including 262,001 shares of unvested restricted stock), and no shares of preferred stock designated or outstanding. Additionally, we currently have warrants and stock options outstanding that are exercisable into a total of approximately 8.7 million shares of common stock.

Common Stock

The rights of all holders of the common stock are identical in all respects.  Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders.  The holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. The current policy of the Board of Directors, however, is to retain earnings, if any, for reinvestment.

Upon liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all aspects of the Company that are legally available for distribution, after payment of or provision for all debts and liabilities and after payment to the holders of preferred stock, if any.  The holders of the common stock do not have preemptive subscription, redemption or conversion rights under our Articles of Incorporation. Cumulative voting in the election of Directors is not permitted. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Our common stock is listed on the NASDAQ Capital Market under the symbol “TRCH.”

Preferred Stock

Our Board of Directors can, without approval of our stockholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences, and limitations of each series. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a more specific description will be filed with the SEC, and the designations and rights of such preferred stock will be described in a prospectus supplement, including the following terms:

●	the series, the number of shares offered, and the liquidation value of the preferred stock;

●	the price at which the preferred stock will be issued;

●	the dividend rate, the dates on which the dividends will be payable, and other terms relating to the payment of dividends on the preferred stock;

●	the liquidation preference of the preferred stock;

●	the voting rights of the preferred stock;

●	whether the preferred stock is redeemable, or subject to a sinking fund, and the terms of any such redemption or sinking fund;

●	whether the preferred stock is convertible, or exchangeable for any other securities, and the terms of any such conversion or exchange; and

●	any additional rights, preferences, qualifications, limitations, and restrictions of the preferred stock.

The description of the terms of the preferred stock that will be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement, of which this prospectus forms a part, will incorporate by reference the certificate of designation as an exhibit.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger, or otherwise and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may:

●	rank prior to our common stock as to dividend rights, liquidation preference, or both;

●	have full or limited voting rights; and

●	be convertible into shares of common stock.

As a result, the issuance of shares of preferred stock may:

●	discourage bids for our common stock; or

●	otherwise adversely affect the market price of our common stock or any then existing preferred stock.

Any preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Our Bylaws and Nevada law include certain provisions which may have the effect of delaying or deterring a change in control or in our management or encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include authorized blank check preferred stock, restrictions on business combinations, and the availability of authorized but unissued common stock.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and any warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	any changes or adjustments to the exercise price;

●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	the price at which, and the currency or currencies in which the securities or other rights purchasable upon exercise of, such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material United States federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock, and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock, warrants or units. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement that we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	the date of determining the stockholders entitled to the rights distribution;

●	the number of rights issued or to be issued to each stockholder;

●	the exercise price payable for each share of preferred stock, common stock or other securities upon the exercise of the rights;

●	the number and terms of the shares of preferred stock, common stock or other securities which may be purchased per each right;

●	the extent to which the rights are transferable;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

●	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights; and

●	any other information we think is important about the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Torchlight Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Briggs & Veselka Co., our independent registered public accounting firm, as stated in its report included in such consolidated financial statements, and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing. The financial statements of Metamaterial, Inc. incorporated in this prospectus by reference to our Proxy Statement for the 2021 special meeting of stockholders on Schedule 14A, filed on May 7, 2021 have been so incorporated in reliance on the reports of KPMG LLP and Ernst & Young LLP, independent auditors, given on the authority of said firms as experts in auditing and accounting.

LEGAL MATTERS

Ballard Spahr LLP will pass upon the validity of the securities being offered hereby. Any underwriters will be advised about legal matters by their own counsel, who will be named in the applicable prospectus supplement.

Torchlight Energy Resources, Inc.

Up to $100,000,000

Common Stock

 PROSPECTUS SUPPLEMENT

Roth Capital Partners

June 16, 2021